Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131625) pertaining to the Jennie-O Turkey Store Retirement Savings Plan of Jennie-O Turkey Store Inc., a wholly-owned subsidiary of Hormel Foods Corporation, of our report dated April 27, 2012, with respect to the financial statements and supplemental schedule of the Jennie-O Turkey Store Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 30, 2011.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 27, 2012